UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025

Kodiak AI, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41691	98-1592112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1049 Terra Bella Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip code)

(650) 209-8005

(Registrant’s telephone number, including area code)

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KDK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	KDKRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Kodiak” and the “Company” refer to Kodiak AI, Inc., a Delaware corporation (f/k/a Ares Acquisition Corporation II, a Cayman Islands exempted company), and its consolidated subsidiaries following the Closing (as defined below)). Unless the context otherwise requires, references to “AACT” refer to Ares Acquisition Corporation II, a Cayman Islands exempted company, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Frequently Used Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

On September 24, 2025 (the “Closing Date”), we consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated April 14, 2025 (the “Business Combination Agreement”), by and among AACT, AAC II Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AACT (“Merger Sub”), and Kodiak Robotics, Inc., a Delaware corporation (“Legacy Kodiak”). The Business Combination Agreement and related transactions were approved at an extraordinary general meeting of AACT’s shareholders held on September 23, 2025 (the “Extraordinary General Meeting”).

Pursuant to the terms of the Business Combination Agreement and as described in the section titled “Domestication Proposal” beginning on page 166 of the final prospectus and definitive proxy statement, dated August 29, 2025 (as supplemented by that certain Proxy Statement/Prospectus Supplement No. 1, dated September 15, 2025 (“Supplement No. 1”), and that certain Proxy Statement/Prospectus Supplement No. 2, dated September 23, 2025, the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), on September 23, 2025, AACT changed its jurisdiction of incorporation by deregistering as an exempted company registered under the laws of the Cayman Islands and registering AACT by way of continuation and domestication as a corporation incorporated under the laws of the State of Delaware in accordance with the Plan of Domestication included as Annex B of the Proxy Statement/Prospectus (the “Domestication”). Upon effectiveness of the Domestication, AACT changed its name to “Kodiak AI, Inc.,” and on September 24, 2025, a business combination between AACT and Legacy Kodiak was effected through the merger of Merger Sub with and into Legacy Kodiak, with Legacy Kodiak surviving as a wholly owned subsidiary of Kodiak (the “Merger” and, together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

In connection with the Domestication, (i) each Class A ordinary shares, par value $0.0001 per share, of AACT (the “Class A Ordinary Shares”) issued and outstanding at the time of the Domestication converted, on a one-for-one basis, into one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) each redeemable warrant to purchase Class A Ordinary Shares, exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 (each, an “AACT Public Warrant”), and each non-redeemable warrant to purchase Class A Ordinary Shares owned by Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the “SPAC Sponsor”), each exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 (each, an “AACT Private Placement Warrant” and, together with the AACT Public Warrants, the “AACT Warrants”), issued and outstanding at the time of the Domestication, converted on a one-for-one basis into a warrant exercisable to acquire one share of Common Stock on the same terms as the AACT Warrants (each, a “Public Warrant” and “Private Placement Warrant”, respectively, and together, the “Existing Warrants”) pursuant to the Warrant Agreement, dated as of April 20, 2023, by and between AACT and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), and (iii) each unit sold at AACT’s initial public offering pursuant to the registration statement on Form S-1 (the “IPO” and each such unit, an “AACT Unit”), each consisting of one Class A Ordinary Share and one-half of one AACT Public Warrant, issued and outstanding immediately prior to the Domestication was cancelled and each holder of AACT Units became entitled to one share of Common Stock and one-half of one Public Warrant. No fractional Public Warrants were issued upon such cancellation.

The Class A Ordinary Shares, AACT Public Warrants and AACT Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “AACT,” “AACT WS” and “AACT.U,” respectively and were voluntarily delisted from the NYSE on September 24, 2025, in connection with the closing of the Business Combination (the “Closing”).

Following the consummation of the Domestication and in connection with the Closing, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.000001 per share, of Legacy Kodiak (“Legacy Kodiak Common Stock”) issued and outstanding immediately prior to the Effective Time, including all shares of Legacy Kodiak Common Stock issued in respect of the Simple Agreements for Future Equity outstanding with Legacy Kodiak (each, a “SAFE” and such shares the “SAFE Shares”) that converted to Legacy Kodiak Common Stock prior to the Effective Time and the Second Lien Conversion Shares (as defined below) was converted into the right to receive a number of shares of Common Stock pursuant to the Business Combination Agreement (the “Per Share Merger Consideration”), (ii) each unexercised warrant to purchase shares of Legacy Kodiak Common Stock (each, a “Legacy Kodiak Warrant”) issued and outstanding prior to the Effective Time were either (1) vested and net exercised in exchange for shares of Legacy Kodiak Common Stock in accordance with its terms and cancelled or (2) assumed and became a comparable warrant to purchase shares of Common Stock (each, an “Assumed Kodiak Warrant”) pursuant to the terms of such warrant; and (iii) each unexercised option to purchase shares of Legacy Kodiak Common Stock (each, a “Legacy Kodiak Option”) whether vested or unvested, issued and outstanding immediately prior to the Effective time was converted into a comparable option to purchase a number of shares of Common Stock (each, an “Option”) equal to the product of (1) the number of shares of Legacy Kodiak Common Stock subject to such Legacy Kodiak Option immediately prior to the Closing multiplied by (2) the Per Share Merger Consideration (rounded down to the nearest whole share, with no cash being payable for any fractional share eliminated by such rounding), at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the per share exercise price of the corresponding Legacy Kodiak Option immediately prior to the Closing divided by (y) the Per Share Merger Consideration (rounded up to the nearest whole cent). At the Closing, Kodiak issued an aggregate of 161,754,941 shares of Common Stock to the securityholders of Legacy Kodiak (the “Legacy Kodiak Securityholders”), 558,559 Legacy Kodiak Warrants were assumed by Kodiak and became Assumed Kodiak Warrants and the Legacy Kodiak Options were exchanged for comparable options to purchase shares of Common Stock (“Exchanged Kodiak Options”) that were exercisable into an aggregate of 55,989,713 shares of Common Stock at a weighted average exercise price of $1.88 per share. No fractional shares of Common Stock were issued upon the exchange of Legacy Kodiak Common Stock.

Under the Business Combination Agreement, Legacy Kodiak Securityholders will be entitled to receive or are eligible to receive, on a pro rata basis, up to an aggregate of 75,000,000 shares of Common Stock (the “Earn Out Shares”) and restricted stock units (the “Earn Out RSUs” and, together with the Earn Out Shares, the “Earn Out Securities”) that will be issued or vest, respectively, upon achievement of certain milestones during the Earn Out Period (as defined below) and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. The Earn Out Shares will be issued upon achievement of the applicable milestones. The Earn Out RSUs were issued shortly following Closing. An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Common Stock equals or exceeds $18.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “Triggering Event I Threshold”), for a period of at least 20 out of 30 consecutive trading days (“Triggering Event I”). An additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Common Stock equals or exceeds $23.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “Triggering Event II Threshold”), for a period of at least 20 out of 30 consecutive trading days (“Triggering Event II”). The remaining 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Common Stock equals or exceeds $28.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “Triggering Event III Threshold”), for a period of at least 20 out of 30 consecutive trading days (“Triggering Event III”). The “Earn Out Period” means the time period beginning on the Closing Date and ending on the earlier of the date that is the four-year anniversary of the Closing Date (inclusive of the first and last day of such period) and the consummation of a Change of Control (as defined in the Business Combination Agreement).

If during the Earn Out Period there is a Change of Control that will result in: (i) holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; (ii) holders of Common Stock receiving a per share price equal to or in excess of the

Triggering Event II Threshold, then Triggering Event II shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; and (iii) holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then Triggering Event III shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control.

In addition, pursuant to the Sponsor Support Agreement with AACT and Legacy Kodiak, dated as of April 14, 2025, 50% of the shares of Common Stock held by the SPAC Sponsor following the Domestication (the “Sponsor Earn Out Securities”) are subject to vesting and will vest upon the occurrence of Triggering Event I during the Earn Out Period. If, during the Earn Out Period, there is a Change of Control that will result in holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then the Sponsor Earn Out Securities shall vest as of immediately prior to the consummation of the Change of Control.

Concurrently with the execution of the Business Combination Agreement, in connection with a financing effort related to the Business Combination, AACT entered into subscription agreements with certain institutional and accredited investors (the “PIPE Investors” and the subscription agreements, the “Subscription Agreements”), pursuant to which the PIPE Investors agreed to purchase shares of Common Stock at a price per share equal to the Redemption Price (the “PIPE Shares”) for an aggregate commitment amount of $60.0 million (the “PIPE Investment”). In addition, on September 15, 2025, in connection with a financing effort related to the Business Combination, AACT entered into subscription agreements with certain institutional and accredited investors (each, a “Preferred Investor” and each subscription agreement a “Preferred Subscription Agreement”) for an aggregate purchase price of $145.0 million. Pursuant to the Preferred Subscription Agreements, the Preferred Investors agreed, among other things, to purchase, at the Closing, shares of the Company’s 9.99% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations of 9.99% Series A Cumulative Convertible Preferred Stock (“Certificate of Designation”) and warrants to purchase a number of shares of Common Stock, equal to 125% of the number of shares into which such shares of Common Stock underlying the Preferred Stock were convertible on the Closing Date, each initially exercisable at a price of $12.00 per share (a “PIPE Warrant”). Such transactions under the Preferred Subscription Agreements are referred to as the “Series A Preferred Investment.” One of the Preferred Investors is also a PIPE Investor who previously entered into a Subscription Agreement for an aggregate purchase price of $50.0 million in connection with a commitment to purchase PIPE Shares, which Subscription Agreement was amended and restated in the form of a Preferred Subscription Agreement in connection with such Preferred Investor’s Series A Preferred Investment. As a result of such amendment and restatement, the obligation of such Preferred Investor to purchase the $50.0 million of PIPE Shares was replaced with the obligation to purchase the Preferred Stock and PIPE Warrants. In connection with the Closing, certain PIPE Investors’ $10.0 million aggregate subscription amount was deemed satisfied and offset by their holdings of Class A Ordinary Shares that were not redeemed from AACT’s trust account. At the Closing, the Company issued an aggregate of 142,155 shares of Preferred Stock and PIPE Warrants to purchase an aggregate of 17,769,375 shares of Common Stock to the Preferred Investors, in exchange for $145.0 million in gross proceeds.

Concurrently with the execution of the Business Combination Agreement, certain institutional and accredited investors entered into a second lien loan and security agreement (as amended, the “Second Lien Loan and Security Agreement”) with Legacy Kodiak to provide financing of $28.3 million in the form of convertible loans (the “Second Lien Loans” and each a “Second Lien Loan”), including $20.0 million from an affiliate of the SPAC Sponsor (the “SPAC Sponsor Affiliate Investor”). In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the SPAC Sponsor Affiliate Investor exchanged its $10.0 million SAFE for a $10.0 million Second Lien Loan (such borrowings, together with any accrued and unpaid interest thereon, the “Exchanged SAFE Loan”). Immediately prior to the Closing, an aggregate amount of $43.9 million in Second Lien Loans had been funded, a portion of which was funded by AAC II Co-Invest LP, a vehicle owned by certain Ares employees in which a former officer and former director of AACT is invested (the “Co-Invest Entity”) and by a former officer of AACT and current director of the Company. Further, on August 25, 2025, Legacy Kodiak entered into a Second Amendment to the Second Lien Loan and Security Agreement pursuant to which the SPAC Sponsor Affiliate Investor agreed to invest an aggregate of up to $20.0 million in delayed draw Second Lien Loans (“SPAC Sponsor Affiliate Delayed Draw Loans”), which Legacy Kodiak could draw in four $5.0 million increments prior to Closing. No amounts were drawn under the SPAC Sponsor Affiliate Delayed Draw Loans. In connection with the Series A Preferred

Investment, Legacy Kodiak and AACT entered into a certain acknowledgement and agreement dated September 15, 2025 (the “Acknowledgement”) pursuant to which Legacy Kodiak and AACT determined that for purposes of the Second Lien Loan and Security Agreement, as of September 15, 2025, the conversion price of the Second Lien Loan for purposes of its conversion to shares of Common Stock in connection with the closing of the Business Combination shall be equal to $6.00. In connection with the Closing and prior to the Effective Time, all Second Lien Loans other than the Exchanged SAFE Loan converted into shares of Legacy Kodiak Common Stock (the “Second Lien Conversion Shares”), and such shares were subsequently converted into shares of Common Stock, as described above. At the SPAC Sponsor Affiliate Investor’s option and in accordance with the terms of the Second Lien Loan and Security Agreement, the Exchanged SAFE Loan was not converted into Common Stock, and such $10.0 million of borrowings remains outstanding. In addition, the Company issued 1,091,519 shares of Common Stock (the “Legacy Kodiak Advisor Shares”) at Closing to an advisor of Legacy Kodiak in a private placement in satisfaction of $12.5 million of fees payable to such advisor in respect of services provided in connection with the Business Combination.

On September 22, 2025, AACT entered into non-redemption agreements (the “Non-Redemption Agreements”) with certain unaffiliated third-party holders of Class A Ordinary Shares, (such third-party holders, the “Non-Redemption Investors”) in exchange for such Non-Redemption Investors’ agreement to not redeem (or to rescind their redemption request of) an aggregate of 3,319,712 Class A Ordinary Shares in connection with the Extraordinary General Meeting. Pursuant to the Non-Redemption Agreements, the Company issued to each Non-Redemption Investor, as applicable, for no additional consideration, either (i) warrants to purchase shares of Common Stock, each initially exercisable at $12.00 per share (the “Non-Redemption Warrants” and each applicable Non-Redemption Agreement, a “Warrant Non-Redemption Agreement”), immediately following the consummation of the Business Combination or (ii) shares of Common Stock (the “Non-Redemption Shares” and each applicable Non-Redemption Agreement, a “Common Stock Non-Redemption Agreement”), immediately prior to the consummation of the Business Combination. At the Closing, pursuant to the Warrant Non-Redemption Agreements and Common Stock Non-Redemption Agreements, the Company issued Non-Redemption Warrants to purchase an aggregate of 7,606,666 shares of Common Stock and an aggregate of 368,028 Non-Redemption Shares to the Non-Redemption Investors.

Prior to the Closing, AACT provided written notice to NYSE of its intention to voluntarily withdraw the listing of its Class A Ordinary Shares, the AACT Public Warrants and AACT Units from NYSE and list the Common Stock and Public Warrants on The Nasdaq Stock Market LLC (“Nasdaq”) following, and subject to, the completion of the Business Combination. Upon the Domestication, all of the outstanding AACT Units listed on NYSE under the symbol “AACT.U” separated into their component securities and, as a result, no longer trade as an independent security. The Common Stock and Public Warrants began trading on Nasdaq under the symbols “KDK” and “KDKRW,” respectively, on September 25, 2025.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 112.

The foregoing description of the Business Combination, the Earn Out Securities, the PIPE Investment, the Series A Preferred Investment and the Second Lien Loan and Security Agreement, including the First Amendment, dated as of July 18, 2025 (the “First Amendment to 2L Agreement”), and Second Amendment, dated as of August 25, 2025 (the “Second Amendment to 2L Agreement”), thereto, the Acknowledgement and the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, the Sponsor Support Agreement, the form of Subscription Agreement, the Certificate of Designation, the form of Preferred Subscription Agreement, the form of PIPE Warrant, the Second Lien Loan and Security Agreement, the First Amendment to 2L Agreement, Second Amendment to 2L Agreement, the Acknowledgment, the form of Non-Redemption Warrant, the form of Warrant Non-Redemption Agreement and the form of Common Stock Non-Redemption Agreement, copies of which are filed hereto as Exhibits 2.1, 10.1, 10.2, 3.1, 10.3, 4.1, 10.4, 10.5, 10.6, 10.7, 4.2, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Business Combination, on the Closing Date, Kodiak, the SPAC Sponsor and certain Legacy Kodiak Securityholders entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), which superseded and replaced that certain registration and shareholder rights agreement signed in connection with the consummation of the IPO by AACT and the SPAC Sponsor. Pursuant to the terms of the A&R Registration Rights Agreement, Kodiak is be obligated to, among other things, file a registration statement to register the resale of certain securities of Kodiak held by the SPAC Sponsor and certain other securityholders (the “Holders”). In addition, pursuant to the terms of the A&R Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Kodiak file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of Kodiak held by the Holders. The A&R Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is filed hereto as Exhibit 10.8 and incorporated herein by reference.

Observer Agreement

In connection with the Business Combination, on the Closing Date, Kodiak and the SPAC Sponsor entered into that certain Observer Agreement (the “Observer Agreement”). Pursuant to the Observer Agreement, the SPAC Sponsor is entitled to appoint one non-voting observer representative (such person, the “Board Observer”) to attend certain meetings of the Board and committees of the Board until the commencement of the third annual meeting of stockholders of Kodiak following the Closing, subject to certain exceptions.

The foregoing description of the Observer Agreement does not purport to be complete and is qualified in its entirety by the full text of the Observer Agreement, a copy of which is filed hereto as Exhibit 10.9 and incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Business Combination, Kodiak entered into indemnification agreements with each of its directors, and executive officers. Following appointment, Kodiak will enter into an indemnification agreement with the Board Observer. These indemnification agreements require Kodiak, among other things, to indemnify each such person against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require Kodiak to advance all expenses incurred by such person in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is filed hereto as Exhibit 10.10 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously reported, at the Extraordinary General Meeting, AACT’s shareholders approved the Business Combination. On September 24, 2025, the parties to the Business Combination Agreement completed the Business Combination.

Holders of 43,866,808 Class A Ordinary Shares exercised their right to redeem such shares for cash at a price of approximately $11.45 per share for aggregate payments of approximately $502.4 million, resulting in $62.9 million from AACT’s trust account being available to the Company following the Closing, before expenses.

Immediately after giving effect to the completion of the Business Combination, there were outstanding:

•

181,207,392 shares of Common Stock, including 30,061,262 SAFE Shares, 7,700,557 Second Lien Conversion Shares, 6,250,000 Sponsor Earn Out Securities, 368,028 Non-Redemption Shares and 1,091,519 Legacy Kodiak Advisor Shares;

•	142,155 shares of Preferred Stock;

•	55,989,713 Exchanged Kodiak Options;

•	PIPE Warrants relating to 17,769,375 shares of Common Stock;

•	Non-Redemption Warrants relating to 7,606,666 shares of Common Stock;

•	Assumed Kodiak Warrants relating to 558,559 shares of Common Stock;

•	24,999,990 Public Warrants;

•	14,300,000 Private Placement Warrants; and

•	19,234,803 Earnout RSUs.

The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 112, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as AACT was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in the Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Report and in the documents incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Such forward-looking statements may include our or our management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in or incorporated by reference into this Report may include, for example, statements about:

•	the expected benefits of the Business Combination;

•	our estimated total addressable markets for its commercial trucking and public sector applications;

•	our operational and product roadmap, and our ability to produce and deploy the Kodiak Driver at scale;

•	the regulatory landscape for the Kodiak Driver and complexities with compliance related to such landscape, including with respect to recent changes in tariffs and trade policy;

•	developments relating to our competitors and industry;

•	our ability to successfully collaborate with business partners and customers;

•	our expectations regarding its ability to obtain, maintain, protect and enforce its intellectual property rights;

•	our future capital requirements and sources and uses of cash;

•	our success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•	our expectations regarding expansion plans and opportunities, including into international markets;

•	the potential liquidity and trading of our public securities;

•	any changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and

•	expectations regarding our status as an emerging growth company under the Jumpstart Our Business Startups Act.

These forward-looking statements are based on information available as of the date of this Report and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Except as required under applicable securities laws, neither we nor our affiliates have any obligation and specifically disclaim any such obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. We caution you that the foregoing list does not contain all of the forward-looking statements made in this Report.

We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Report. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Some factors that could cause actual results to differ include:

•	significant risks and uncertainties associated with rapidly evolving autonomous vehicle (“AV”) technology;

•	our limited operating history, including its net losses and undemonstrated ability to achieve profitability;

•

our ability to execute our Driver-as-a-Service (“DaaS”) business model, including maintaining, retaining and expanding customer relationships and scaling production and commercial deliveries on expected timelines;

•	any flaws or errors in our solutions or flaws in or misuse of AV technology in general;

•	the risk of significant injury, including fatalities, presented by AV technology;

•	the effects of competition on our business;

•	risks related to working with third-party suppliers, original equipment manufacturers, upfitters, service providers and partners for key components of the Kodiak Driver, including supply shortages;

•	our dependence on a limited number of customers, including Atlas and customers in the public sector, for a significant portion of its revenue;

•	our reliance on the experience and expertise of its management team, engineers and other key employees;

•	our ability to establish, maintain, protect or enforce its technology and intellectual property rights and defend intellectual property infringement claims from others;

•	changes in the regulatory environment, including changes to tariff and trade policies;

•	risks related to general business and economic conditions, including those related to the trucking, industrial, oil and gas and public sector ecosystems;

•	real or perceived inaccuracies in our assumptions and estimates to calculate certain metrics;

•	our ability to raise capital in the future and its ability to manage its growth, cash and expenses;

•	our ability to maintain the listing of our securities on Nasdaq;

•	any legal proceedings instituted against us; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus, including those under the section entitled “Risk Factors” beginning on page 39, which is incorporated herein by reference.

If any of the risks or uncertainties described in this Report or incorporated by reference herein materialize or the underlying assumptions prove incorrect, actual results and plans could differ materially from the results implied by any forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Business and Properties

The business and properties of the Company prior to the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Information About AACT” beginning on page 251, and the business of Legacy Kodiak prior to, and of the Company subsequent to, the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Information About Legacy Kodiak” beginning on page 307, which are incorporated herein by reference.

Following the Closing, the Company’s principal executive office is located at 1049 Terra Bella Avenue, Mountain View, California, 94043.

Our investor relations website is located at https://investors.kodiak.ai. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. We also make available through our website other reports filed with or furnished to the SEC under the Exchanged Act, including reports filed by our officers and directors under Section 16(a) of the Exchange Act. The SEC maintains a website (https://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We have included web addresses of the Company and the SEC as inactive textual references only. Except as specifically incorporated by reference into this Report, information on such websites is not part of this Report.

Risk Factors

A summary of the risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the sections entitled “Summary Risk Factors” and “Risk Factors” beginning on page 36 and page 39, respectively, which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Legacy Kodiak prior to the consummation of the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” beginning on page 331, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of each class of the Company’s equity securities immediately after giving effect to the consummation of the Business Combination, by:

•

each person or “group,” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known by the Company to be the beneficial owner of more than five percent (5%) of each class of the Company’s equity securities;

•	each named executive officer and director of the Company; and

•	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Securities issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership percentages set forth in the table below are based on 181,207,392 shares of Common Stock and 142,155 shares of Preferred Stock issued and outstanding as of the Closing Date immediately following the consummation of the Business Combination, after giving effect to the issuance of Common Stock and Preferred Stock, the consummation of the PIPE Investment and Series A Preferred Investment, the issuance of the Non-Redemption Shares and the redemption of the Class A Ordinary Shares.

Unless otherwise indicated, the Company believes that each beneficial owner named in the table below has the sole voting and investment power with respect to all Common Stock and Preferred Stock beneficially owned by such beneficial owners and the business address of each of the following entities or individuals is 1049 Terra Bella Avenue, Mountain View, California 94043. The information provided in the table is based on our records and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares of Common Stock	%	Shares of Preferred Stock	%
Five Percent Holders
Ares Acquisition Holdings II LP (the SPAC Sponsor) and SPAC Sponsor Affiliate Investor(1)	30,391,627	15.5%	—	—
Alyeska Master Fund, L.P.(2)	19,910,690	9.9%	122,549	86.2%
Paz Eshel Living Trust Dated August 25, 2025(3)	17,075,095	9.4%	—	—
Entities affiliated with SIP(4)	12,543,199	6.9%	—	—
Entities affiliated with Battery(5)	11,356,669	6.3%	—	—
Entities affiliated with Soros(6)	10,647,037	5.9%	—	—
Entities affiliated with Aliya(7)	9,517,611	5.3%	—	—
Entities affiliated with LMR(8)(9)	5,168,867	2.8%	19,606	13.8%
Directors and Named Executive Officers
Don Burnette(10)	27,300,969	15.1%	—	—
Andreas Wendel(11)	8,966,748	4.8%	—	—
Michael Wiesinger(12)	1,435,665	*	—	—
Mohamed Elshenawy	—	—	—	—
Kenneth Goldman	—	—	—	—
James Reed(13)	1,004,877	*	—	—
Allyson Satin(14)	59,242	*	—	—
Kristin Sverchek	—	—	—	—
Scott Tobin(5)	11,356,669	6.3%	—	—
All Directors and Executive Officers as a Group (12 Individuals)(15)	54,418,393	28.3%	—	—

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 12,500,000 shares of Common Stock held by the SPAC Sponsor, of which 6,250,000 of the shares held by the SPAC Sponsor are Sponsor Earn Out Shares that are subject to vesting and vest upon the occurrence of Triggering Event I during the Earn Out Period as described above, (ii) 3,591,627 shares of Common Stock held by the SPAC Sponsor Affiliate Investor and (iii) 14,300,000 shares of Common Stock issuable upon exercise of 14,300,000 Private Placement Warrants purchased by the SPAC Sponsor in connection with AACT’s initial public offering held by the SPAC Sponsor. The SPAC Sponsor is a Cayman Islands exempted limited partnership managed by affiliates of Ares. Ares Acquisition Holdings II is the general partner of the SPAC Sponsor. The SPAC Sponsor Affiliate Investor, AAC II Holdings II LP, is a Delaware limited partnership managed by affiliates of Ares. Ares Holdings L.P. is the sole shareholder of Ares Acquisition Holdings II and the general partner of the SPAC Sponsor Affiliate Investor. Ares Holdings L.P. is an indirect subsidiary of Ares. Ares Management GP LLC (“Ares Management GP”) is the sole holder of the Class B common stock, $0.01 par value per share, of Ares (the “Ares Class B Common Stock”) and Ares Voting LLC (“Ares Voting”) is the sole holder of the Class C common stock, $0.01 par value per share, of Ares (the “Ares Class C Common Stock”). Pursuant to Ares’ Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners Holdco LLC (“Ares Partners”). Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over board decisions. The principal business address of the SPAC Sponsor is c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167.

(2)

Consists of (i) 15,318,625 shares of Common Stock issuable upon the exercise of 15,318,625 PIPE Warrants held by Alyeska Master Fund, L.P. (“Alyeska”), (ii) 5,155,518 shares of Common Stock issuable upon exercise of 5,155,518 Public Warrants held by Alyeska and (iii) 122,549 shares of Preferred Stock held by Alyeska, convertible into 12,254,900 shares of Common Stock, subject to a 9.9% beneficial ownership limitation. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601

(3)

Mr. Paz Eshel is the sole trustee of the Paz Eshel Living Trust Dated August 25, 2025 and has dispositive power over the shares of Common Stock held thereby. The business address is 2261 Market Street, Suite 85377, San Francisco, CA 94114.

(4)

Consists of (i) 2,990,929 shares of Common Stock held of record by SIP Global Tech Fund I, L.P., (ii) 1,454,910 shares of Common Stock held of record by SIP Global Tech Opportunity LLC, (iii) 1,117,486 shares of Common Stock held of record by SIP Global Tech Opportunity 3 LLC and (iv) 6,979,874 shares of Common Stock held of record by SIP Global Tech Opportunity 4 LLC (collectively referred to as “SIP”). The sole general partner of SIP Global Tech Fund I, L.P. is SIP Global Tech Fund I, Inc. The managing members of SIP Global Tech Fund I, Inc. who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Fund I, L.P. are Jeffrey Smith, Justin Turkat, and Shigeki Saitoh. The manager of the rest of the SIP entities is SIP Global Opportunity Manager LLC. The managing members who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Opportunity LLC, SIP Global Tech Opportunity 3 LLC and SIP Global Tech Opportunity 4 LLC are Matthew Salloway, Justin Turkat and Shigeki Saitoh. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The address of SIP Global Tech Fund I, Inc. is C/O Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Dr., P.O. Box 2681, George Town, Grand Cayman KY1-1111 Cayman Islands. The address of SIP Global Opportunity Manager LLC is 16192 Coastal Hwy, Lewes, DE 19958.

(5)

Consists of (i) 215,770 shares of Common Stock held of record by Battery Investment Partners XII, LLC (“BIP XII”), and (ii) 11,140,899 shares of Common Stock held of record by Battery Ventures XII, L.P. (“BV XII” and together with BIP XII, “Battery”). The sole general partner of BV XII is Battery Partners XII, LLC (“BP XII”) and the sole managing member of BIP XII is BP XII. The managing members of BP XII who may be deemed to share voting and dispositive power with respect to the shares held by BV XII and BIP XII are Neeraj Agrawal, Michael Brown, Morad Elhafed, Jesse Feldman, Russell Fleischer, Roger Lee, Chelsea Stoner, Dharmesh Thakker, and Scott Tobin. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, MA 02210.

(6)

Consists of (i) 9,512,069 shares of Common Stock held by Quantum Partners LP (“Quantum Partners”), and (ii) 1,134,968 shares of Common Stock held by Palindrome Master Fund LP (“Palindrome” and, together with Quantum Partners, “Soros”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to each of Quantum Partners and Palindrome. As such, SFM LLC has been granted investment discretion over portfolio investments including securities held for the account of Quantum Partners and Palindrome, respectively. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The address for SFM LLC is 250 West 55th Street, New York, NY 10019.

(7)

Consists of (i) 847,758 shares of Common Stock held by Aliya Growth Fund Investment X LLC, (ii) 865,485 shares of Common Stock held of record by Aliya Growth Fund LLC - Series AG, (iii) 170,276 shares of Common Stock held of record by Aliya Growth Fund LLC - Series CC, (iv) 3,268,010 shares of Common Stock held of record by Aliya Growth Fund LLC - Series RR and (v) 4,366,082 shares of Common Stock held of record by FP Direct Investment LVI LLC (collectively referred to as “Aliya”). Aliya Capital Partners LLC serves as Manager of Aliya and Investment Manager of Aliya Growth Fund LLC. The managing members of Aliya Capital Partners, LLC are Ross Kestin and Emmanuel Hermann. The address for Aliya is 1450 Brickell Ave Suite 2600, Miami, FL 33131.

(8)

Consists of (i) 1,225,375 shares of Common Stock issuable upon exercise of 1,225,375 PIPE Warrants held by LMR Multi-Strategy Master Fund Limited (“LMR Multi-Strategy”), (ii) 1,359,058 shares of Common Stock issuable upon exercise of 1,359,058 Public Warrants held by LMR Multi-Strategy and (iii) 9,803 shares of Preferred Stock held by LMR Multi-Strategy, convertible into up to 980,300 shares of Common Stock, subject to a 9.9% beneficial ownership limitation. Investment discretion of LMR Multi-Strategy, including but not limited to the voting and dispositive power of the shares, has been delegated to LMR Partners AG (“LMR”) and certain of its affiliates. LMR and its affiliates disclaim beneficial ownership of the securities. The address for LMR is Ground Floor, Glärnischstrasse 8, 8002 Zürich, Switzerland.

(9)

Consists of (i) 1,225,375 shares of Common Stock issuable upon exercise of 1,225,375 PIPE Warrants held by LMR CCSA Master Fund Limited (“LMR CCSA”), (ii) 1,359,059 shares of Common Stock issuable upon exercise of 1,359,059 Public Warrants held by LMR CCSA and (iii) 9,803 shares of Preferred Stock held by LMR CCSA, convertible into up to 980,300 shares of Common Stock, each such conversion subject to a 9.9% beneficial ownership limitation. Investment discretion of LMR CCSA, including but not limited to the voting and dispositive power of the shares, has been delegated to LMR and certain of its affiliates. LMR and its affiliates disclaim beneficial ownership of the securities. The address for LMR is Ground Floor, Glärnischstrasse 8, 8002 Zürich, Switzerland.

(10)

Consists of (i) 25,915,204 shares of Common Stock held by Donald Burnette and (ii) 1,385,765 shares of Common Stock held by Citizens Trust Company of Delaware, Trustee of the Burnette Family Irrevocable Trust dated August 11, 2025 (the “Family Trust”). Mr. Burnette and Mr. Burnette’s spouse have shared voting and dispositive power with respect to the shares held by the Family Trust.

(11)	Consists of (i) 4,304,573 shares of Common Stock and (ii) 4,661,175 shares of Common Stock subject to stock options exercisable within 60 days of the Closing Date.
(12)	Consists of (i) 178,740 shares of Common Stock and (ii) 1,256,925 shares of Common Stock subject to stock options exercisable within 60 days of the Closing Date.
(13)	Consists of 1,004,877 subject to stock options exercisable within 60 days of the Closing Date.
(14)

Consists of 59,242 shares of Common Stock held by the Satin Family Revocable Trust. Ms. Allyson Satin is a trustee of the Satin Family Revocable Trust and has shared dispositive power of the shares of the Common Stock held thereby. The business address of the trust is c/o Ares Management LLC, 1800 Ave of the Stars Ste 1400, Los Angeles, CA 90067.

(15)	Consists of (i) 43,205,664 shares of Common Stock and (ii) 11,212,729 shares of Common Stock subject to stock options exercisable within 60 days of the Closing Date.

Directors and Executive Officers

On September 24, 2025, Don Burnette, Mohamed Elshenawy, Kenneth Goldman, James Reed, Allyson Satin, Kristin Sverchek and Scott Tobin were elected to serve as initial directors of the Company, and divided into three (3) classes of Directors, with each class serving for staggered three (3) year terms. The Class I Directors are Don Burnette and Kristin Sverchek. The Class II Directors are Mohamed Elshenawy, James Reed and Scott Tobin. The Class III Directors are Kenneth Goldman, and Allyson Satin. Mr. Reed was elected to serve as Chairperson of the Board.

Effective as of the Effective Time, the Company’s board of directors (the “Board”) appointed Don Burnette as President and Chief Executive Officer, Surajit Datta as Chief Financial Officer, Jordan Coleman as Chief Legal and Policy Officer, Zsuzsanna Major as Chief People Officer, Andreas Wendel as Chief Technology Officer and Michael Wiesinger as Chief Operating Officer.

Additional information with respect to the Company’s directors and executive officers following the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Board of Directors and Management After the Business Combination” beginning on page 359, and that information is incorporated herein by reference.

The information set forth under Item 5.02 of this Report is incorporated herein by reference.

Independence of Directors

The Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that each of Mohamed Elshenawy, Kenneth Goldman, Allyson Satin, Kristin Sverchek and Scott Tobin was considered an “independent director” as defined under the Nasdaq listing requirements and rules and the applicable rules of the Exchange Act.

Additional information with respect to the independence of the directors of the Company following the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Board of Directors and Management After the Business Combination—Director Independence” beginning on page 362, and that information is incorporated herein by reference.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating Committee”). Each of the committees reports to the Board.

Effective as of the Effective Time, the Board appointed Kenneth Goldman, Kristin Sverchek and Scott Tobin to serve on the Audit Committee, with Mr. Goldman serving as chair of the Audit Committee. The Board appointed Mohamed Elshenawy, Allyson Satin and Scott Tobin to serve on the Compensation Committee, with Mr. Tobin serving as chair of the Compensation Committee. The Board appointed Mohamed Elshenawy, Kenneth Goldman and Kristin Sverchek to serve on the Nominating Committee, with Ms. Sverchek serving as chair of the Nominating Committee.

Additional information with respect to the composition of the committees of the Board immediately after the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Board of Directors and Management After the Business Combination—Board Committees” beginning on page 363, and that information is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of the named executive officers of the Company is set forth in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Kodiak” beginning on page 348 and in Item 5.02 of this Report, and that information is incorporated herein by reference.

Director Compensation

A description of the compensation of the board of directors of Legacy Kodiak before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus section entitled “Executive and Director Compensation of Kodiak—Director Compensation” beginning on page 354, and that information is incorporated herein by reference.

A description of the compensation of the Board after the consummation of the Business Combination is set forth under Item 5.02 of this Report and is incorporated herein by reference.

Certain Relationships and Related Transactions

Concurrently with the execution of the Business Combination Agreement, in connection with the PIPE Investment, AACT entered into Subscription Agreements with the PIPE Investors, including Quantum Partners and Palindrome, which are entities affiliated with Soros and collectively hold more than 5% of our Common Stock, and Alyeska and LMR, who each hold more than 5% of our Preferred Stock. Pursuant to the Subscription Agreements, the entities affiliated with Soros agreed to purchase shares of Common Stock at a price per share equal to the Redemption Price for an aggregate commitment amount of $10.0 million and Alyeska agreed to purchase shares of Common Stock at a price per share equal to 90% of the Redemption Price for an aggregate commitment amount of $50.0 million. In addition, on September 15, 2025, in connection with the Series A Preferred Investment, AACT entered into a Preferred Subscription Agreements with Alyeska, amending and restating its Subscription Agreement, pursuant to which Alyeska agreed, among other things, to purchase, in lieu of its initial $50 million commitment in the PIPE Investment, $125 million worth of shares of Preferred Stock and PIPE Warrants. AACT also entered into a Preferred Subscription Agreement with LMR, pursuant to which each of LMR Multi-Strategy and LMR CCSA, which are entities affiliated with LMR, agreed, among other things, to purchase $20 million worth of shares of Preferred Stock and PIPE Warrants. In connection with the Closing, the $10.0 million aggregate subscription amount of the entities affiliated with Soros was deemed satisfied and offset by their holdings of Class A Ordinary Shares that were not redeemed from AACT’s trust account. At the Closing, we issued an aggregate of 122,549 shares of Preferred Stock and PIPE Warrants to purchase an aggregate of up to 24,509,800 shares of Common Stock to Alyeska and an aggregate of 19,606 shares of Preferred Stock and PIPE Warrants to purchase an aggregate of up to 3,921,200 shares of Common Stock to LMR.

At various times since January 1, 2022, Legacy Kodiak entered into SAFE Transactions (as defined in the Proxy Statement/Prospectus). Quantum Partners and Palindrome invested in SAFE Transactions on September 24, 2024 for investment amounts of $11,155,625 and $1,344,375, respectively. The SAFE Transactions were settled in Kodiak Common Stock in connection with the Closing.

Certain relationships and related party transactions of the Company and Legacy Kodiak are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 297, which is incorporated herein by reference.

The information with respect to the PIPE Investment, Series A Preferred Investment, SAFEs and Second Lien Loan and Security Agreement are set forth in the “Introductory Note” above and the information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Report are incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the sections entitled “Information About AACT—Legal Proceedings” on page 264 and “Information About Legacy Kodiak—Legal Proceedings” on page 330, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information set forth in the section of the Proxy Statement/Prospectus entitled “Description of Kodiak’s Securities” beginning on page 282, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak—Contractual Obligations and Other Commitments—Stock-Based Compensation” beginning on page 346 and “Risk Factors—We do not intend to pay dividends for the foreseeable future” beginning on page 74 are incorporated herein by reference.

The Class A Ordinary Shares, AACT Public Warrants and AACT Units were listed on the NYSE under the symbols “AACT,” “AACT WS” and “AACT.U,” respectively and were voluntarily delisted on September 24, 2025 in connection with the Closing. In connection with the Domestication, each then issued AACT Unit was automatically cancelled and each holder of AACT Units became entitled to one share of Common Stock and one-half of one Public Warrant. On September 25, 2025, the Common Stock and the Public Warrants began trading on Nasdaq under the new trading symbols “KDK” and “KDKRW,” respectively.

As of the Closing Date, there were issued and outstanding 181,207,392 shares of Common Stock, 142,155 shares of Preferred Stock, PIPE Warrants exercisable for an aggregate of 17,769,375 shares of Common Stock at an initial price of $12.00 per share, Non-Redemption Warrants exercisable for an aggregate of 7,606,666 shares of Common Stock at an initial prices of $12.00 per share, Assumed Kodiak Warrants exercisable for an aggregate of 558,559 shares of Common Stock at a price of $2.24 per share, 24,999,990 Public Warrants and 14,300,000 Private Placement Warrants, each exercisable for one share of Common Stock, at a price of $11.50 per share.

Dividends

The payment of future dividends on the shares of Common Stock will depend on the financial condition of the Company after the completion of the Business Combination, and subject to the discretion of the Board and to preferences that may apply to any shares of preferred stock outstanding at the time. There can be no guarantee that cash dividends will be declared. The ability of Kodiak to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by Kodiak or any of its subsidiaries from time to time. The Board is not currently contemplating and does not intend to pay any cash dividends on Common Stock in the foreseeable future.

The Preferred Stock will accrue dividends daily at the rate of 9.99% per annum of the Accrued Value (as defined in the Certificate of Designation) (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 7.99% per annum of the Accrued Value (if paid in cash), plus the amount of previously accrued dividends paid in kind. Such dividends will compound semi-annually. The Company may not purchase or redeem or pay any cash dividend on any capital stock ranking junior to the Preferred Stock prior to payment of such cash dividend on the Preferred Stock or purchase or redeem any capital stock ranking junior to the Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service without the affirmative vote or action by written consent of holders of more than 50% of the issued and outstanding shares of the Preferred Stock.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Report is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Kodiak’s Securities” beginning on page 282 as modified and supplemented by the Company’s Current Report on Form 8-K filed on September 15, 2025, which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Report under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Board of Directors and Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 366, which is incorporated herein by reference.

Financial Information

Historical Audited Financial Statements

The historical audited financial statements of Legacy Kodiak as of and for the years ended December 31, 2024 and December 31, 2023 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-47 and are incorporated herein by reference.

Unaudited Condensed Financial Statements

The unaudited consolidated financial statements of Legacy Kodiak as of and for the six months ended June 30, 2025 and 2024 have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-80, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2025 and the year ended December 31, 2024 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth under Item 9.01 of this Report under the section entitled “Financial Statements and Exhibits” is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Report is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2025, AACT provided written notice to the NYSE of its intention to voluntarily withdraw the listing of its Class A Ordinary Shares, the AACT Public Warrants and AACT Units from NYSE and list the Common Stock and Public Warrants on Nasdaq following, and subject to, the completion of the Business Combination. Upon the Domestication, all of the outstanding AACT Units listed on NYSE under the symbol “AACT.U” separated into their component securities and, as a result, no longer trade as an independent security. The Common Stock and Public Warrants began trading on Nasdaq under the symbols “KDK” and “KDKRW,” respectively, on September 25, 2025.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Certain Relationships and Related Transactions” beginning on page 297 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” beginning on page 331 and the information with respect to the Assumed Kodiak Warrants, PIPE Warrants, the Preferred Stock, the PIPE Shares, the Legacy Kodiak Advisor Shares, the Non-Redemption Shares and Non-Redemption Warrants set forth in the “Introductory Note” above are incorporated by reference into this Item 3.02. The Assumed Kodiak Warrants, PIPE Warrants, the Preferred Stock, the PIPE Shares, the Legacy Kodiak Advisor Shares, the Non-Redemption Shares and Non-Redemption Warrants have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with and prior to the consummation of the Business Combination, the Company changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which AACT changed its name to “Kodiak AI, Inc.” and the Company adopted a certificate of incorporation and bylaws (the “Certificate of Incorporation” and the “Bylaws,” respectively). The material terms of the Certificate of Incorporation and the Bylaws are set forth in the Proxy Statement/Prospectus in the sections entitled “The Domestication Proposal—Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication,” “The Organizational Documents Proposal,” “The Advisory Organizational Documents Proposals,” and “Description of Kodiak’s Securities” beginning on pages 168, 177, 180 and 282, respectively, which are incorporated herein by reference. The Certificate of Incorporation and Bylaws contain material modifications, among others, to the Company’s authorized capital stock, exclusive forum, shareholder voting rights, removal of directors, voting requirements to amend the Certificate of Incorporation and Bylaws. The Bylaws also contain lock-up provisions, as described in the Proxy Statement/Prospectus in the section entitled “Securities Act Restrictions on Resale of Kodiak’s Securities” beginning on page 368, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, AACT and Legacy Kodiak waived the restrictions set forth in Section 6.8 of the Bylaws, in respect of: (i) 226 shares of Common Stock, for each Legacy Kodiak Securityholder that is not an affiliate of Legacy Kodiak and; (ii) pursuant to a letter agreement, dated August 16, 2025, by and among Legacy Kodiak, AACT, the SPAC Sponsor and AAC II Co-Invest LP, a Delaware limited partnership (the “Letter Agreement”), the Second Lien Conversion Shares other than the Second Lien Conversion Shares issued to the SPAC Sponsor Affiliate Investor with respect to the initial Second Lien Loans provided by the SPAC Sponsor Affiliate Investor or to any Company director.

In connection with the consummation of the Business Combination, on September 24, 2025, the Company filed the Certificate of Designation with the Secretary of State of Delaware, establishing the designations, preferences, limitations and rights of the Preferred Stock. The information with respect to the Certificate of Designation set forth in the section entitled “Introductory Note” of this Report and “Series A Preferred Investment” of Supplement No. 1 are incorporated by reference into this Item 3.03.

The foregoing description of the Certificate of Incorporation, the Bylaws, the Letter Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Incorporation, the Bylaws, the Letter Agreement and the Certificate of Designation, copies of which are filed as Exhibits 3.2, 3.3, 10.11 and 3.1, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Business Combination is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Legacy Kodiak, will become the historical financial statements of the Company. Ernst & Young LLP (“EY”) audited the historical financial statements of Kodiak Robotics, Inc. for the year ended December 31, 2023 and subsequently resigned. The historical financial statements of Kodiak Robotics, Inc. have been audited by Deloitte & Touche LLP (“Deloitte”) for the year ended December 31, 2024. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

There were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its report on Legacy Kodiak’s pre-merger financial statements for such periods. There have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).s

The Company provided EY with a copy of the foregoing disclosures and has requested that EY furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of EY’s letter, dated September 30, 2025, is filed as Exhibit 16.1 to this Report.

Dismissal of independent registered public accounting firm

On September 24, 2025, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination and notified Withum that it will not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2025.

The Report of Independent Registered Public Accounting Firm on AACT’s financial statements as of December 31, 2024 and 2023 and for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 15, 2021 (AACT’s inception) to December 31, 2024 and the subsequent interim period through September 24, 2025, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its report on AACT’s pre-merger financial statements for such periods. During the period from March 15, 2021 to December 31, 2024 and the subsequent interim period through September 24, 2025, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 30, 2025, is filed as Exhibit 16.2 to this Report.

Disclosures regarding the new independent auditor

On September 24, 2025, the Audit Committee recommended and the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025. Deloitte served as independent registered public accounting firm of Legacy Kodiak prior to the Business Combination. During the period from January 1, 2023 to December 31, 2024 and subsequent interim period through September 24, 2025, neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01	Changes in Control of the Registrant.

The information set forth in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 112 and the “Introductory Note” and Item 2.01 of this Report are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Report is incorporated herein by reference.

Confirmatory Employment Letters

We have entered into confirmatory employment letters with our named executive officers to confirm the terms and conditions of their employment. For descriptions of the employment letters with the named executive officers, reference is made to the disclosure set forth in the Proxy Statement/Prospectus in the sections entitled “Executive and Director Compensation of Kodiak—Employment Arrangements with Named Executive Officers” beginning on page 352 and “Executive and Director Compensation of Kodiak—Potential Payments Upon Termination or Change in Control” beginning on page 354, which are incorporated herein by reference. Those descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such confirmatory employment letters, copies of which are filed as Exhibits 10.12, 10.13 and 10.14 hereto and incorporated herein by reference.

2025 Equity Incentive Plan

As previously disclosed in the Proxy Statement/Prospectus, the Kodiak AI, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) was approved by the Board. The Company’s shareholders considered and approved the 2025 Plan at the Extraordinary General Meeting and the 2025 Plan became effective immediately upon the Closing.

A description of the 2025 Plan is included in the Proxy Statement/Prospectus in the section entitled “The Incentive Plan Proposal” beginning on page 188, which is incorporated herein by reference. The foregoing description of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan and the form of agreements thereunder, copies of which are filed as Exhibit 10.15 and incorporated herein by reference.

2025 Employee Stock Purchase Plan

As previously disclosed in the Proxy Statement/Prospectus, the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”) was approved by the Board. The Company’s shareholders considered and approved the ESPP at the Extraordinary General Meeting and the ESPP became effective immediately upon the Closing.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section entitled “The Employee Stock Purchase Plan Proposal” beginning on page 198, which is incorporated herein by reference. The foregoing description of the ESPP is qualified in its entirety by the full text of the ESPP, a copy of which is filed as Exhibit 10.16 and incorporated herein by reference.

Severance Policy

On September 24, 2025, the Board considered and approved the Change in Control and Severance Policy (the “Severance Policy”), which had been previously approved by the board of directors of Legacy Kodiak effective as of immediately prior to the Closing. The Severance Policy provides that if the Company terminates an executive officer’s employment other than for “cause,” death or “disability” or such executive officer resigns for “good reason” during the period from the period beginning three months prior to a “change in control” (as such terms are defined in the Severance Policy) and ending twelve months following a change in control (the “change in control period”) the executive officer will receive the following severance benefits (less applicable tax withholding): (i) accelerated vesting of the then-outstanding and unvested equity awards and target achievement of applicable performance goals, (ii) a cash payment equal to 100% of the executive officer’s base salary (or, for Mr. Burnette, equal to 150% of his base salary) as in effect immediately prior to the termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then the executive officer’s annual base salary in effect immediately prior to such reduction) or the change in control, whichever is greater, (iii) cash payment equal to the executive officer’s target bonus for the yar of such termination of employment based on actual achievement and pro-rated based on the portion of such year that the executive officer was employed by Kodiak; and (iv) payment or reimbursement of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to 12 months (or, for Mr. Burnette, 18 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable. If we terminate an executive officer’s employment other than for cause, death, or disability, or the executive officer resigns for good reason, in any case, outside of the change in control period, such executive officer will be eligible to receive the following severance benefits: (i) a cash payment equal to 50% of the executive officer’s base salary (or, for Mr. Burnette, equal to 100% of his base salary) in effect immediately prior to the termination (or if the termination is due to resignation for good reason based on a material reduction in base salary, then the annual base salary in effect immediately prior to such reduction); and (ii) payment or reimbursement of continued health coverage for the executive officer and the executive officer’s eligible dependents under COBRA for a period of up to 6 months (or, for Mr. Burnette, 12 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable. Severance payments are conditioned on the executive officer signing and not revoking the Company’s standard separation agreement and release of claims within the timeframe set forth in the Severance Policy. A description of the Severance Policy is included in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Kodiak—Post-Business Combination Executive Compensation—Severance Policy” beginning on page 355, which is incorporated herein by reference.

The foregoing description of the Severance Policy is qualified in its entirety by the full text of the Severance Policy, a copy of which is filed as Exhibit 10.17 and incorporated herein by reference.

Executive Incentive Compensation Plan

On September 24, 2025, the Board considered and approved the Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), which had been previously approved by the board of directors of Legacy Kodiak prior to the Closing. The Incentive Compensation Plan will allow the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan upon the achievement of specified goals and/or objectives. A description of the Incentive Compensation Plan is included in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Kodiak—Post-Business Combination Executive Compensation—Executive Incentive Compensation Plan” beginning on page 356, which is incorporated herein by reference.

The foregoing description of the Incentive Compensation Plan is qualified in its entirety by the full text of the Incentive Compensation Plan, a copy of which is filed as Exhibit 10.18 and incorporated herein by reference.

Compensation Recovery Policy

On September 24, 2025, the Board considered and approved an executive compensation recovery plan (the “Clawback Policy”), which had been previously approved by the board of directors of Legacy Kodiak prior to the Closing, as applicable to our current and future former executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and applicable listing standards. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. A description of the Clawback Policy is included in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Kodiak—Post-Business Combination Executive Compensation—Compensation Recover Policy” beginning on page 357, which is incorporated herein by reference.

The foregoing description of the Clawback Policy is qualified in its entirety by the full text of the Clawback Policy, a copy of which is filed as Exhibit 10.19 and incorporated herein by reference.

Outside Director Compensation Policy

On September 24, 2025, the Board considered and approved the Outside Director Compensation Policy for non-employee directors (the “Outside Director Compensation Policy”), which had been previously approved by the board of directors of Legacy Kodiak effective as of immediately prior to the Closing. The Outside Director Compensation Policy provides for an annual cash retainer of $60,000 for each non-employee director, and additional cash retainer amounts for a non-employee director’s service as a non-employee chair of the Board, or as a chairperson or member of any committees of the Board. The Outside Director Compensation Policy also provides for the following non-discretionary equity compensation: (i) each person who becomes a non-employee director following the Closing Date will receive an initial award of restricted stock units having a grant date fair value equal to $390,000, which will vest in equal installments on each of the first three anniversaries of the date that the person first becomes a non-employee director, and (ii) on the date of each annual meeting of the Company’s stockholders, each non-employee director will receive an annual award of restricted stock units having a grant date fair value of $195,000, which will vest on the earlier of (a) the first anniversary of the date the annual award is granted, or (b) the day prior to the date of the annual meeting of the Company’s stockholders next following the date the annual award is granted. The vesting of each initial award and annual award is subject to the recipient’s continued service through the applicable vesting date. A description of the Outside Director Compensation Policy is included in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Kodiak—Post-Business Combination Director Compensation” beginning on page 357, which is incorporated herein by reference.

The foregoing description of the Outside Director Compensation Policy is qualified in its entirety by the full text of the Outside Director Compensation Policy, a copy of which is filed as Exhibit 10.20 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 2.01 and Item 3.03 of this Report is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on September 24, 2025, the Board considered and adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of the Company’s directors, officers and employees, as well as the Company’s contractors, consultants and agents. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available on our investor relations website under “Documents & Charters.”

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the Company’s amended and restated memorandum and articles of association, as in effect immediately prior to the Domestication, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the sections entitled “The Business Combination Proposal” beginning on page 112 and in the information set forth under “Introductory Note” and under Item 2.01 in this Report, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 30, 2025, the Company participated in the Evercore ISI Autonomous, ADAS, AI Forum in New York. Additional information regarding such investor conference and how investors can view the Company’s presentation from such conference is available on the Company’s investor relations website at https://investors.kodiak.ai.

The Company uses its investor relations website to post important information for investors, including news releases, expected conference participations, investor presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with the Company’s disclosure obligations under Regulation FD. The Company uses its investor relations website as well as social media to communicate with the public about the Company. It is possible that the information the Company posts on social media could be deemed to be material information. Accordingly, investors should monitor the Company’s investor relations website as well as its social media channels listed on the Company’s investor relations website. The information on the Company’s website or any other website is not incorporated by reference into this Report.

The information provided in this Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

In September 2022, Legacy Kodiak entered into a venture loan and security agreement (as amended, the “2022 Credit Facility”) with an affiliate of Horizon Technology Finance Corporation to borrow secured term loans of up to an aggregate principal amount of $30.0 million. The 2022 Credit Facility was amended in June 2024 to revise the repayment schedule and include Legacy Kodiak’s intellectual property as part of the collateral securing the 2022 Credit Facility and was further amended in February 2025 to permit the Business Combination and related transactions. On September 24, 2025, the 2022 Credit Facility was further amended to (i) make certain conforming changes to account for the closing of the Business Combination and (ii) provide for a post-closing period for the joinder of the Company as a co-borrower under the 2022 Credit Facility.

The foregoing description of the 2022 Credit Facility is qualified in its entirety by the full text of the venture loan and security agreement and the amendments thereto, copies of which are filed as Exhibits 10.22, 10.23, 10.24 and 10.25 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The historical audited financial statements of Legacy Kodiak as of and for the years ended December 31, 2024 and 2023 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-47 and are incorporated herein by reference.

The unaudited condensed financial statements of Legacy Kodiak as of and for the six months ended June 30, 2025 and 2024 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-80 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of April 14, 2025, by and among Ares Acquisition Corporation II, Kodiak Robotics, Inc. and AAC II Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

3.1	Certificate of Designation.

3.2	Certificate of Incorporation of the Company.

3.3	Bylaws of the Company.

4.1	Form of PIPE Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2025).

4.2	Form of Non-Redemption Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2025).

4.3	Warrant Agreement, dated as of April 20, 2023, by and between Continental Stock Transfer & Trust Company and Ares Acquisition Corporation II (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

4.4	Specimen Common Stock Certificate of the Company.

4.5	Form of Assumed Kodiak Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

4.6	Form of Public Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on April 7, 2023).

10.1	Sponsor Support Agreement, dated as of April 14, 2025, by and among Ares Acquisition Corporation II, Kodiak Robotics, Inc. and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.3	Form of Subscription Agreement for Preferred Investment (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2025).

10.4*	Second Lien Loan and Security Agreement, by and among Kodiak Robotics, Inc., Ares Agent Services, L.P. and the lenders identified on the signature pages thereto, dated as of April 14, 2025 (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.5	First Amendment to Second Lien Loan and Security Agreement, by and among Kodiak Robotics, Inc., Ares Agent Services, L.P. and the lenders identified on the signature pages thereto, dated as of July 18, 2025 (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.6	Second Amendment to Second Lien Loan and Security Agreement, by and among Kodiak Robotics, Inc., Ares Agent Services, L.P. and the lenders identified on the signature pages thereto, dated as of August 25, 2025 (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.7	Acknowledgement and Agreement, by and among Kodiak Robotics, Inc., Ares Agent Services, L.P. and AAC II Holdings II LP, dated as of September 15, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2025).

10.8*	Amended and Restated Registration Rights Agreement, dated as of September 24, 2025, by and among the Company and each of the stockholders of the Company identified on the signature pages thereto.

10.9	Board Observer Agreement by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP.

10.10	Form of Indemnification Agreement between Kodiak AI, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 15, 2025).

10.11	Letter Agreement by and among Kodiak Robotics, Inc., Ares Acquisition Corporation II, Ares Acquisition Holdings II LP and AAC II Co-Invest LP (incorporated by reference to Exhibit 10.36 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.12	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Don Burnette (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.13	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Andreas Wendel (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.14	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Michael Wiesinger (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.15	Kodiak AI, Inc. 2025 Equity Incentive Plan and forms of agreements thereunder.

10.16	Kodiak AI, Inc. 2025 Employee Stock Purchase Plan.

10.17	Kodiak AI, Inc. Executive Change in Control and Severance Policy.

10.18	Kodiak AI, Inc. Executive Incentive Compensation Plan.

10.19	Kodiak AI, Inc. Compensation Recovery Policy.

10.20	Kodiak AI, Inc. Outside Director Compensation Policy.

10.21	Kodiak Robotics, Inc. 2018 Equity Incentive Plan and forms of agreements thereunder.

10.22	Venture Loan and Security Agreement, dated as of September 28, 2022, by and between Kodiak Robotics, Inc. and Horizon Technology Finance Corporation (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.23*	First Amendment to Venture Loan and Security Agreement, dated June 4, 2024, by and between Kodiak Robotics, Inc., Horizon Technology Finance Corporation, Horizon Funding I, LLC, Horizon Funding II, LLC, and Horizon Funding Trust 2022-1 (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.24*	Second Amendment to Venture Loan and Security Agreement, dated February 24, 2025, by and between Kodiak Robotics, Inc., Horizon Technology Finance Corporation, Horizon Funding I, LLC, Horizon Funding II, LLC, and Horizon Funding Trust 2022-1 (incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 25, 2025).

10.25	Third Amendment to Venture Loan and Security Agreement, dated September 24, 2025, by and among Kodiak Robotics, Inc., Horizon Technology Finance Corporation, Horizon Funding I, LLC, Horizon Funding II, LLC, and Horizon Funding Trust 2022-1.

16.1	Letter from Ernst & Young LLP to the SEC, dated September 30, 2025.

16.2	Letter from WithumSmith+Brown, PC to the SEC, dated September 30, 2025.

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.

99.2	Form of Warrant Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2025).

99.3	Form of Common Stock Non-Redemption Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2025).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) or (b)(2), as applicable of Regulation S-K. The registrants agree to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 30, 2025

KODIAK AI, INC.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Chief Executive Officer